Exhibit 23.2

                                LEONARD FRIEDMAN
                           CERTIFIED PUBLIC ACCOUNTANT
                              385 Old Westbury Road
                           East Meadow, New York 11554
                     Tel: (516)735-0824 Fax: (516) 735-6301



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

I consent to the inclusion in this registration statement on Form SB-2 ( File No. 333-______) of my report dated July 1, 2002 on my audit of the financial statements of WPCS Holdings, Inc. I also consent to the reference of my Firm under the caption "Experts."




/s/ Leonard Friedman CPA
-----------------------
East Meadow, New York
October 6, 2003